UMH Properties, Inc.

Juniper Business Plaza	Website:	www.umh.com
3499 Route 9 North, Suite 3C	Email:	umh@umh.com
Freehold, NJ 07728	Phone:	(732) 577-9997

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	2

Financial Highlights
(unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014
Operating Information
Number of Communities	95	88	95	88
Rental and Related Income	$18,970,407	$16,356,269	$54,123,435	$46,971,953
Community Operating Expenses	$9,337,742	$8,608,897	$27,289,770	$25,238,452
Community NOI	$9,632,665	$7,747,372	$26,833,665	$21,733,501
Expense Ratio	49.2%	52.6%	50.4%	53.7%
Sales of Manufactured Homes	2,724,592	2,198,513	5,469,093	5,580,742
Number of Homes Sold	45	35	101	95
Number of Rentals Added	415	245	712	310
Net Income	$1,047,245	$629,271	$1,969,744	$2,674,185
Net Loss Attributable to
Common Shareholders	$(841,902)	$(1,259,876)	$(3,697,697)	$(2,993,256)
EBITDA	$9,527,708	$7,737,888	$25,916,664	$22,340,201
FFO	$3,941,361	$2,708,185	$9,834,251	$8,061,380
Core FFO	$4,096,320	$2,899,127	$10,372,985	$8,537,501
Normalized FFO	$4,048,649	$2,841,781	$10,370,566	$7,264,698

Shares Outstanding and Per Share Data
Weighted Average Shares
Outstanding
Basic	26,388,589	22,838,726	25,600,310	22,048,173
Diluted	26,425,808	22,889,354	25,641,070	22,096,206
Community NOI -
Basic	$0.37	$0.34	$1.05	$0.99
Diluted	$0.36	$0.34	$1.05	$0.98
Net Loss Attributable
to Common Shareholders
per Share -
Basic and Diluted	$(0.03)	$(0.06)	$(0.14)	$(0.14)
FFO per Share-
Basic	$0.15	$0.12	$0.38	$0.37
Diluted	$0.15	$0.12	$0.38	$0.36
Core FFO per Share-
Basic	$0.16	$0.13	$0.41	$0.39
Diluted	$0.15	$0.13	$0.40	$0.39
Normalized FFO per Share-
Basic	$0.16	$0.12	$0.41	$0.33
Diluted	$0.15	$0.12	$0.40	$0.33
Dividends per Common Share	$0.18	$0.18	$0.54	$0.54

Balance Sheet
Total Assets	$551,135,266	$466,102,079	$551,135,266	$466,102,079
Total Liabilities	$346,519,639	$265,099,442	$346,519,639	$265,099,442

Market Capitalization
Total Debt	$335,123,637	$256,209,979	$335,123,637	$256,209,979
Equity Market Capitalization	$249,165,488	$221,230,956	$249,165,488	$221,230,956
Preferred Stock	$91,595,000	$91,595,000	$91,595,000	$91,595,000
Total Market Capitalization	$675,884,125	$569,035,935	$675,884,125	$569,035,935

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	3

Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
ASSETS	(unaudited)
Investment Property and Equipment
Land	$42,415,514	$39,133,514
Site and Land Improvements	344,269,874	299,776,250
Buildings and Improvements	19,434,910	17,534,698
Rental Homes and Accessories	122,561,676	91,719,997
Total Investment Property	528,681,974	448,164,459
Equipment and Vehicles	13,185,098	12,242,086
Total Investment Property and Equipment	541,867,072	460,406,545
Accumulated Depreciation	(112,634,111)	(99,522,180)
Net Investment Property and Equipment	429,232,961	360,884,365

Other Assets
Cash and Cash Equivalents	7,900,436	8,082,792
Securities Available for Sale at Fair Value	61,436,212	63,555,961
Inventory of Manufactured Homes	13,468,373	12,306,715
Notes and Other Receivables, net	20,134,541	21,992,566
Unamortized Financing Costs	4,238,993	2,228,779
Prepaid Expenses and Other Assets	8,436,630	3,356,034
Land Development Costs	6,287,120	5,861,764
Total Other Assets	121,902,305	117,384,611

TOTAL ASSETS	$551,135,266	$478,268,976

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages Payable	$265,965,805	$182,670,854
Other Liabilities
Accounts Payable	2,726,181	1,824,293
Loans Payable	69,157,832	77,439,230
Accrued Liabilities and Deposits	5,284,797	4,757,604
Tenant Security Deposits	3,385,024	2,749,890
Total Other Liabilities	80,553,834	86,771,017
Total Liabilities	346,519,639	269,441,871

COMMITMENTS AND CONTINGENCIES

Shareholders' Equity:
Series A - 8.25% Cumulative Redeemable Preferred Stock, Par Value $0.10,
Per Share: 3,663,800 Shares Authorized, Issued and Outstanding as of
September 30, 2015 and December 31, 2014, respectively	91,595,000	91,595,000
Common Stock – $0.10 Par Value Per Share: 42,000,000 Shares Authorized;
26,781,988 and 24,372,083 Shares Issued and Outstanding as of
September 30, 2015 and December 31, 2014, respectively	2,679,199	2,437,208
Excess Stock – $0.10 Par Value Per Share: 3,000,000 Shares Authorized;
No Shares Issued or Outstanding	-0-	-0-
Additional Paid-In Capital	115,240,854	110,422,454
Accumulated Other Comprehensive Income	(4,231,633)	5,040,236
Accumulated Deficit	(667,793)	(667,793)
Total Shareholders' Equity	204,615,627	208,827,105

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$551,135,266	$478,268,976

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	4

Consolidated Statements of Income (Loss)
(unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014
INCOME:
Rental and Related Income	$18,970,407	$16,356,269	$54,123,435	$46,971,953
Sales of Manufactured Homes	2,724,592	2,198,513	5,469,093	5,580,742
TOTAL INCOME	21,694,999	18,554,782	59,592,528	52,552,695

EXPENSES:
Community Operating Expenses	9,337,742	8,608,897	27,289,770	25,238,452
Cost of Sales of Manufactured Homes	2,089,602	1,678,733	4,209,126	4,389,345
Selling Expenses	798,126	856,784	2,141,693	2,329,599
General and Administrative Expenses	1,799,181	1,500,920	5,264,839	4,883,899
Acquisition Costs	154,959	190,942	449,338	476,121
Depreciation Expense	4,786,090	3,941,218	13,465,559	11,051,344
TOTAL EXPENSES	18,965,700	16,777,494	52,820,325	48,368,760

OTHER INCOME (EXPENSE):
Interest Income	442,600	518,699	1,387,062	1,603,713
Dividend Income	1,121,274	995,284	3,222,928	3,059,359
Gain on Sale of Securities Transactions, net	47,671	57,346	127,419	1,272,803
Other Income	154,488	199,954	293,044	444,218
Interest Expense	(3,309,322)	(2,763,511)	(9,359,042)	(7,502,164)
Amortization of Financing Costs	(141,592)	(128,946)	(407,481)	(384,387)
TOTAL OTHER INCOME (EXPENSE)	(1,684,881)	(1,121,174)	(4,736,070)	(1,506,458)

Income before Gain (Loss) on Sales of
Investment Property and Equipment	1,044,418	656,114	2,036,133	2,677,477
Gain (Loss) on Sales of Investment Property
and Equipment	2,827	(26,843)	(66,389)	(3,292)
NET INCOME	1,047,245	629,271	1,969,744	2,674,185

Less: Preferred Dividend	1,889,147	1,889,147	5,667,441	5,667,441

NET LOSS ATTRIBUTABLE TO
COMMON SHAREHOLDERS	$(841,902)	$(1,259,876)	$(3,697,697)	$(2,993,256)

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	5

Consolidated Statements of Cash Flows
(unaudited)

	9/30/2015	9/30/2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$1,969,744	$2,674,185
Non-Cash Adjustments:
Depreciation	13,465,559	11,051,344
Amortization of Financing Costs	407,481	384,387
Stock Compensation Expense	657,230	742,920
Increase in Provision for Uncollectible Notes and Other Receivables	803,103	736,864
Gain on Sales of Securities Transactions, net	(127,419)	(1,272,803)
(Gain) Loss on Sales of Investment Property and Equipment	66,389	3,292

Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(1,161,658)	(1,833,084)
Notes and Other Receivables	1,054,922	657,506
Prepaid Expenses and Other Assets	(5,080,596)	73,444
Accounts Payable	901,888	668,354
Accrued Liabilities and Deposits	416,754	97,117
Tenant Security Deposits	635,134	528,093
Net Cash Provided by Operating Activities	14,008,531	14,511,619

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of Mortgages Assumed	(42,826,524)	(15,879,551)
Purchase of Investment Property and Equipment	(37,368,231)	(28,514,929)
Proceeds from Sales of Assets	604,687	680,198
Additions to Land Development	(425,356)	(216,093)
Purchase of Securities Available for Sale	(9,171,695)	(7,880,763)
Proceeds from Sales of Securities Available for Sale	2,257,433	7,498,778
Net Cash Used in Investing Activities	(86,929,686)	(44,312,360)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of Mortgages Assumed	100,722,000	-0-
Net Proceeds (Payments) on Short Term Borrowings	(8,281,398)	23,229,143
Principal Payments of Mortgages	(19,717,525)	(3,448,553)
Financing Costs on Debt	(2,417,695)	(440,745)
Proceeds from Issuance of Common Stock, net of Reinvestments	20,347,682	21,750,265
Proceeds from Exercise of Stock Options	151,200	16,260
Preferred Dividends Paid	(5,667,441)	(5,667,441)
Common Dividends Paid, net of Reinvestments	(12,398,024)	(10,596,078)
Net Cash Provided by Financing Activities	72,738,799	24,842,851

NET DECREASE IN CASH AND CASH EQUIVALENTS	(182,356)	(4,957,890)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	8,082,792	7,615,143
CASH AND CASH EQUIVALENTS – ENDING OF PERIOD	$7,900,436	$2,657,253

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	6

Reconciliation of Net Income to EBITDA and Net Loss Attributable
to Common Shareholders to FFO, Core FFO and Normalized FFO
(unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014
Reconciliation of Net Income To EBITDA

Net Income	$1,047,245	$629,271	$1,969,744	$2,674,185
Interest Expense	3,309,322	2,763,511	9,359,042	7,502,164
Franchise Taxes	88,500	84,000	265,500	252,000
Depreciation Expense	4,786,090	3,941,218	13,465,559	11,051,344
Amortization of Financing Costs	141,592	128,946	407,481	384,387
Acquisition Costs	154,959	190,942	449,338	476,121

EBITDA	$9,527,708	$7,737,888	$25,916,664	$22,340,201

Reconciliation of Net Loss Attributable to Common Shareholders to Funds from Operations

Net Loss Attributable to
Common Shareholders	$(841,902)	$(1,259,876)	$(3,697,697)	$(2,993,256)
Depreciation Expense	4,786,090	3,941,218	13,465,559	11,051,344
(Gain) Loss on Sales of
Depreciable Assets	(2,827)	26,843	66,389	3,292

Funds from Operations ("FFO")	3,941,361	2,708,185	9,834,251	8,061,380

Adjustments:
Acquisition Costs	154,959	190,942	449,338	476,121
Cost of Early Extinguishment of Debt	-0-	-0-	89,396	-0-

Core Funds from Operations ("Core FFO")	4,096,320	2,899,127	10,372,985	8,537,501

Adjustments:
Gain on Sale of Securities
Transactions, net	(47,671)	(57,346)	(127,419)	(1,272,803)
Settlement of Memphis Mobile
City Litigation	-0-	-0-	125,000	-0-

Normalized Funds From Operations
("Normalized FFO")	$4,048,649	$2,841,781	$10,370,566	$7,264,698

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	7

Market Capitalization, Debt and Coverage Levels
(unaudited)

	Year to Date
	9/30/2015	9/30/2014
Shares Outstanding	26,791,988	23,287,469
Market Price Per Share	$9.30	$9.50
Equity Market Capitalization	$249,165,488	$221,230,956
Total Debt	335,123,637	256,209,979
Preferred	91,595,000	91,595,000
Total Market Capitalization	$675,884,125	$569,035,935

Total Debt	$335,123,637	$256,209,979
Cash and Cash Equivalents	(7,900,436)	(2,657,253)
Net Debt	327,223,201	253,552,726
Securities Available for Sale at Fair Value (Securities)	61,436,212	62,367,121
Net Debt Less Securities	$265,786,989	$191,185,605

Interest Expense	$9,359,042	$7,502,164
Capitalized Interest	220,200	194,273
Preferred Dividends Paid	5,667,441	5,667,441
Total Fixed Charges	$15,246,683	$13,363,878

EBITDA	$25,916,664	$22,340,201

DEBT AND COVERAGE RATIOS

Net Debt / Total Market Capitalization	48.4%	44.6%

Net Debt + Preferred / Total Market Capitalization	62.0%	60.7%

Net Debt Less Securities / Total Market Capitalization	39.3%	33.6%

Net Debt Less Securities + Preferred / Total Market Capitalization	52.9%	49.7%

Interest Coverage	2.8x	3.0x

Fixed Charge Coverage	1.7x	1.7x

Net Debt / EBITDA	9.5x	8.5x

Net Debt Less Securities/ EBITDA	7.7x	6.4x

Net Debt + Preferred / EBITDA	12.1x	11.6x

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	8

Debt Analysis
(unaudited)

	Year to Date
	9/30/2015	9/30/2014
DEBT OUTSTANDING
Mortgages Payable	$265,965,805	$183,861,840
Loans Payable:
Unsecured Line of Credit	30,000,000	35,000,000
Other Loans Payable	39,157,832	37,348,139
Total Loans Payable	69,157,832	72,348,139
Total Debt	$335,123,637	$256,209,979

% FIXED/FLOATING
Fixed	80.5%	68.7%
Floating	19.5%	31.3%
Total	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgages Payable	4.54%	4.78%
Loans Payable	3.54%	3.05%
Total Average	4.33%	4.29%

Debt Maturity

Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2016	$8,663,101	$30,000,000	(1)	$38,663,101	11.5%
2017	41,131,521	-		41,131,521	12.3%
2018	15,932,311	-		15,932,311	4.7%
2019	3,193,305	4,044,410		7,237,715	2.2%
2020	12,967,923	-		12,967,923	3.9%
Thereafter	184,077,644	35,113,422		219,191,066	65.4%

Total as of 09/30/2015	$265,965,805	$69,157,832		$335,123,637	100.0%

Notes:
(1) Includes $35 million Line of Credit due March 2016, which has a one year extension option.

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	9

Property Summary and Snapshot
(unaudited)

	9/30/2015	9/30/2014
Communities	95	88
Developed Sites	16,540	15,058
Occupied	13,380	12,255
Occupancy % (1)	81.7%	82.2%
Monthly Rent Per Site	$414	$390

												Monthly
												Rent
								Monthly			Rental	Per
		Total	Developed	Vacant	Total	Occupied	Occupancy	Rent	Total	Occupied	Occupancy	Home
Region	Number	Acreage	Acreage	Acreage	Sites	Sites	Percentage	Per Site	Rentals	Rentals	Percentage	Rental
		(2)		(2)			(1)					(4)
Indiana	6	345	296	49	1,391	1,171	84.2%	$381	448	431	96.2%	$724
Michigan	2	68	68	-0-	354	236	66.7%	$411	91	81	89.0%	$675
New Jersey	4	348	187	161	1,006	961	95.5%	$575	33	32	97.0%	$827
New York	7	396	301	95	1,130	897	79.4%	$466	200	182	91.0%	$842
Ohio	27	1,130	881	249	4,310	3,339	77.5%	$340	720	668	92.8%	$644
E. Pennsylvania	26	963	805	158	3,608	3,051	84.6%	$445	635	591	93.1%	$730
W. Pennsylvania	16	904	723	181	2,918	2,206	75.6%	$377	588	557	94.7%	$723
Tennessee	7	413	321	92	1,823	1,519	83.3%	$411	616	594	96.4%	$688
Total as of
September 30, 2015	95	4,567	3,582	985	16,540	13,380	81.7%	$414	3,331	3,136	94.1%	$708

Acquisitions (3)	3	316	265	51	1,254	697	55.6%	$391	224	208	92.9%	$657
Grand Total	98	4,883	3,847	1,036	17,794	14,077	79.8%	$413	3,555	3,344	94.1%	$705

Notes:
(1) The 156 Vacant Sites at Memphis Mobile are not Included in the calculation of occupancy.
(2) Total and Vacant Acreage of 220 for the Mountain View Estates property is not included in the summary since there are no current sites and approval for sites is still in process.
(3) Acquisition of 3 communities in Indiana completed on 10/16/15.
(4) Includes home and site rent charges.

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	10

Same Property Statistics
(unaudited)

	For Three Months Ended				For Nine Months Ended
				%				%
	9/30/2015	9/30/2014	Change	Change	9/30/2015	9/30/2014	Change	Change
Community Net Operating Income

Rental and Related
Income	$16,810,365	$15,278,556	$1,531,809	10.0%	$49,031,003	$45,052,280	$3,978,723	8.8%
Community Operating
Expenses	7,712,375	7,599,526	112,849	1.5%	23,005,129	23,001,640	3,489	0.0%

Community NOI	$9,097,990	$7,679,030	$1,418,960	18.5%	$26,025,874	$22,050,640	$3,975,234	18.0%

	Year to Date
	9/30/2015	9/30/2014	Change	% Change
OTHER INFORMATION
Number of Properties	74	74	-	N/A
Developed Acreage	2,907	2,907	-	N/A
Vacant Acreage	722	722	-	N/A
Total Sites	13,262	13,282	(20)	-0.2%
Occupied Sites	11,117	11,038	79	0.7%
Occupancy %	83.8%	83.1%	70 bps	0.8%
Monthly Rent Per Site	$423	$397	$26	6.5%

Notes:
Same Property includes all properties owned as of January 1, 2014, with the exception of Memphis Mobile City.

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	11

Acquisition Summary

Year of	Number of		Occupied			Total
Acquisition	Communities	Sites	Sites	Occupancy %	Price	Acres
2012	17	1,727	1,559	90%	$47,600,000	382
2013	17	2,738	2,279	83%	$88,270,000	232
2014	14	1,612	1,230	76%	$42,550,000	547
2015 to date	10	2,774	1,764	64%	$81,217,000	717

2015 Acquisitions

					Number
	Date of		Number	Purchase	of
Community	Acquisition	State	of Sites	Price	Acres	Occupancy
Holly Acres	January 21, 2015	PA	141	$3,800,000	40	96%
Voyager Estates and
Huntingdon Pointe	April 23, 2015	PA	324	5,300,000	141	63%
Valley Stream	May 27, 2015	PA	158	3,517,000	43	64%
Candlewick Court, Catalina
and Worthington Arms	August 19, 2015	MI,OH	897	32,500,000	177	69%
Total as of September 30, 2015			1,520	45,117,000	401	70%
Holiday Village, Meadows
and Woods Edge	October 16, 2015	IN	1,254	36,100,000	316	56%
Total 2015 to Date			2,774	$81,217,000	717	64%

Notes:
The above information reflects 3 acquisitions in Indiana completed on 10/16/15.

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	12

Marcellus and Utica Shale Region Exposure

The Marcellus and Utica Shale Regions are large natural gas fields located beneath much of Pennsylvania, Ohio, West Virginia and New York. These fields have the potential to be among the largest sources of natural gas in the world. It is also expected that the activity surrounding the development of the shale regions is to accelerate over the next few years. With the rise in development, economies in the shale region are expected to benefit from increase employment, wealth of landowners, and state and local tax revenues.

Demand for rental homes has already increased substantially over the past few years, as a result of the Marcellus and Utica shale related activity. We are meeting this demand by adding new rentals homes to our portfolio.

UMH benefits from significant exposures to the Marcellus and Utica Shale Regions with over 2,700 acres in existing communities.

Total Acreage Total - 5,100

Existing Home Communities

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	13

Definitions

Investors and analysts following the real estate industry utilize funds from operations ("FFO"), core funds from operations ("Core FFO"), normalized funds from operations (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation and amortization ("EBITDA"), variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, EBITDA, FFO, and Core FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. Core FFO reflects the same assumptions as FFO except that is also adjusts for the effects of acquisitions costs. Community NOI and Same Property NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, EBITDA, FFO, and Core FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. FFO includes gains and losses realized on securities investments.

Core FFO is calculated as FFO plus acquisition costs and cost of early extinguishment of debt.

Normalized FFO is calculated as Core FFO excluding gains and losses realized on securities investments and certain one-time charges.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2014, with the exception of Memphis Mobile City.

EBITDA is calculated as net income plus interest expense, franchise taxes, depreciation expense and amortization of financing costs.

Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	14

Press Release Dated November 4, 2015

FOR IMMEDIATE RELEASE	November 4, 2015
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS 3rd QUARTER 2015 EARNINGS

FREEHOLD, NJ, November 4, 2015........ UMH Properties, Inc. (NYSE:UMH) reported Normalized Funds from Operations Attributable to Common Shareholders (Normalized FFO) of $4,049,000 or $0.15 per diluted share for the quarter ended September 30, 2015, as compared to $2,842,000 or $0.12 per diluted share for the quarter ended September 30, 2014. Normalized FFO for the nine months ended September 30, 2015 was $10,371,000 or $0.40 per diluted share as compared to $7,265,000 or $0.33 a year ago. Core Funds from Operations (Core FFO), which includes realized gains on the sale of securities was $4,096,000 or $0.15 per diluted share for the quarter ended September 30, 2015, as compared to $2,899,000 or $0.13 per diluted share for the quarter ended September 30, 2014.

A summary of significant financial information for the three and nine months ended September 30, 2015 and 2014 is as follows:

	For the Three Month Ended
	September 30,
	2015	2014
Total Income	$21,695,000	$18,555,000
Total Expenses	$18,966,000	$16,777,000
Total Community Net Operating Income (NOI) (1)	$9,633,000	$7,747,000
Gain on Securities Transactions, net	$48,000	$57,000
Net Loss Attributable to Common Shareholders	$(842,000)	$(1,260,000)
Net Loss Attributable to Common	$(0.03)	$(0.06)
Core FFO (1)	$4,096,000	$2,899,000
Core FFO (1) per Diluted Common Share	$0.15	$0.13
Normalized FFO (1)	$4,049,000	$2,842,000
Normalized FFO (1) per Diluted Common Share	$0.15	$0.12
Weighted Average Diluted Shares Outstanding	26,426,000	22,889,000

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	15

	For the Nine Months Ended
	September 30,
	2015	2014
Total Income	$59,593,000	$52,553,000
Total Expenses	$52,820,000	$48,369,000
Total Community Net Operating Income (NOI) (1)	$26,834,000	$21,734,000
Gain on Securities Transactions, net	$127,000	$1,273,000
Net Income (Loss) Attributable to Common Shareholders	$(3,698,000)	$(2,993,000)
Net Income (Loss) Attributable to Common	$(0.14)	$(0.14)
Core FFO (1)	$10,373,000	$8,538,000
Core FFO (1) per Diluted Common Share	$0.40	$0.39
Normalized FFO (1)	$10,371,000	$7,265,000
Normalized FFO (1) per Diluted Common Share	$0.40	$0.33
Weighted Average Diluted Shares Outstanding	25,641,000	22,096,000

A summary of significant balance sheet information as of September 30, 2015 and December 31, 2014 is as follows:

	September 30, 2015	December 31, 2014
Total Investment Property	$528,682,000	$448,164,000
Securities Available for Sale at Fair Value	$61,436,000	$63,556,000
Total Assets	$551,135,000	$478,269,000
Mortgages Payable	$265,966,000	$182,671,000
Loans Payable	$69,158,000	$77,439,000
Total Shareholders’ Equity	$204,616,000	$208,827,000

Samuel A. Landy, President and CEO, commented on the results of the third quarter of 2015:

“We are pleased with the progress achieved during the quarter. Normalized FFO per diluted share grew 25% over the prior year period from $0.12 to $0.15 currently. For the nine months, normalized FFO per diluted share increased 21.2% from $0.33 a year ago to $0.40 currently.”

“Total Community Net Operating Income (NOI) increased 24% to $9.6 million for the third quarter of 2015, as compared to $7.7 million for the same period in 2014. In addition to community acquisitions, the strength of this growth has been fueled by our rental home operations. Demand for rental homes continues to be strong and over the first three quarters of 2015, we added a total of approximately 700 units to our rental inventory. Our community operating expenses as a percent of rental and related income continues to trend down as we upgrade and integrate our acquisitions. For the current quarter this expense ratio was 49.2%, representing a 340 basis point improvement over the prior year period.”

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	16

“Same property metrics continue to improve. Same property occupancy increased 70 basis points over the prior year period from 83.1% to 83.8% currently. Same property revenue increased 10.0% for the quarter, while expenses only increased 1.5%. This resulted in an increase in same property NOI for the quarter of 18.5% over the prior year period. For the nine months, same property NOI increased 18.0%.”

“On the acquisition front, during the first three quarters, we acquired seven manufactured home communities for an aggregate cost of $45.1 million. Subsequent to quarter-end, we acquired an additional three communities for a purchase price of $36.1 million. With the communities acquired subsequent to quarter-end, we have continued to generate substantial portfolio growth of 18% year to date. Our overall occupancy rate at quarter end was 81.7%, down 50 basis points from the prior year period. This decrease is due to our large acquisition activity which had a weighted average occupancy rate of only 70%. These communities were acquired at a going-in cap rate of approximately 7%. As we improve these communities and drive occupancy growth, our returns will be substantially higher.”

“On the mortgage front, we have obtained $101 million of new mortgage loans, $85 million net after the retirement of existing mortgages, reducing our weighted average interest rate on mortgage debt to 4.5%. Subsequent to quarter-end, we completed the financing of an additional five communities for total proceeds of approximately $39 million at a weighted average interest rate of 4.0%.”

“With respect to our capital markets activity, subsequent to quarter-end, we issued 1.8 million shares of 8% Series B Cumulative Redeemable Perpetual Preferred Stock at a purchase price of $25.00 per share. As a result, the Company received net proceeds of approximately $43.3 million which well positions us to continue our growth strategy while issuing fewer common shares going forward.”

UMH Properties, Inc. will host its Third Quarter 2015 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Thursday, November 5, 2015 at 10:00 a.m. Eastern Time.

The Company’s 2015 third quarter financial results being released herein will be available on the Company’s website at www.umh.com in the “Financial Information and Filings” section under the “Investors” tab.

To participate in the webcast, select the “Investors” tab at the top of the Company’s website at www.umh.com, then select the microphone icon. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, November 5, 2015. It will be available until February 1, 2016, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10071981. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.com under the “Investors” tab.

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	17

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates ninety-eight manufactured home communities containing approximately 17,800 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

(1) Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds From Operations (FFO), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), represents Net Income (Loss) Attributable to Common Shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Core Funds From Operations (Core FFO) as FFO plus acquisition costs and costs of early extinguishment of debt. We define Normalized Funds From Operations (Normalized FFO) as Core FFO excluding gains and losses realized on securities investments and certain non-recurring charges. FFO, Core FFO and Normalized FFO, as well as Community NOI should be considered as supplemental measures of operating performance used by REITs. FFO, Core FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. The items excluded from FFO, Core FFO and Normalized FFO are significant components in understanding the Company’s financial performance. We define Community NOI as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

FFO, Core FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. FFO, Core FFO and Normalized FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	18

The reconciliation of the Company’s U.S. GAAP net income (loss) to the Company’s FFO, Core FFO and Normalized FFO for the three and nine months ended September 30, 2015 and 2014 are calculated as follows:

	Three Months Ended		Nine Months Ended
	9/30/15	9/30/14	9/30/15	9/30/14
Net Loss Attributable to Common Shareholders	$(842,000)	$(1,260,000)	$(3,698,000)	$(2,993,000)
Depreciation Expense	4,786,000	3,941,000	13,466,000	11,052,000
(Gain) Loss on Sales of Depreciable Assets	(3,000)	27,000	66,000	3,000
FFO Attributable to Common Shareholders	3,941,000	2,708,000	9,834,000	8,062,000
Acquisition Costs	155,000	191,000	449,000	476,000
Cost of Early Extinguishment of Debt	-0-	-0-	90,000	-0-
Core FFO Attributable to Common Shareholders	4,096,000	2,899,000	10,373,000	8,538,000
Gain on Sale of Securities Transactions, net	(47,000)	(57,000)	(127,000)	(1,273,000)
Settlement of Litigation	-0-	-0-	125,000	-0-
Normalized FFO Attributable to Common Shareholders	$4,049,000	$2,842,000	$10,371,000	$7,265,000

The following are the cash flows provided (used) by operating, investing and financing activities for the nine months ended September 30, 2015 and 2014:

	2015	2014
Operating Activities	$14,009,000	$14,512,000
Investing Activities	(86,930,000)	(44,312,000)
Financing Activities	72,739,000	24,843,000

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UMH Properties, Inc. | Third Quarter FY 2015 Supplemental Information	19